UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

November 3, 2006

NORTHROP GRUMMAN CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-16411	No. 95-4840775
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1840 Century Park East, Los Angeles, California 90067

www.northropgrumman.com

(Address of principal executive offices and internet site)

(310) 553-6262

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On November 3, 2006, Northrop Grumman Corporation (“the Company”) sent a notice to its directors and executive officers informing them that the Northrop Grumman Savings Plan was changing its record keeper and that, as a result of this change, there will be a blackout period from 4:00 p.m. EST on December 20 through December 31, 2006, during which they will be prohibited from engaging in any transactions in common stock or related equity securities of the Company acquired in connection with service to or employment with the Company. The notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	The following item is filed as an exhibit to this report

Exhibit 99.1	Notice of Blackout Period and Suspension of Trading by Northrop Grumman Corporation’s Directors and Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION
(Registrant)

By:	/s/ John H. Mullan
John H. Mullan
Corporate Vice President and Secretary

Date: November 3, 2006

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Notice of Blackout Period and Suspension of Trading by Northrop Grumman Corporation’s Directors and Executive Officers